EXHIBIT 24.7

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of UBS Americas Inc. does hereby make, constitute and appoint each of Per Dyrvik, David Kelly, Gordon S. Kiesling, Kiye Sakai and John Connors, and each of them, each with full power to act without the others, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form F-3 relating to the registration under the US Securities Act of 1933, as amended, of debt securities of UBS Americas Inc., and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do in person, hereby ratifying and confirming all that his or her said attorney-in-fact and agent or their substitutes may or shall lawfully do or cause to be done by virtue hereof.

Signatures	Title

/s/ Scott Bowen Scott Bowen	Chief Financial Officer (principal financial officer and principal accounting officer) and Member of the Board of Directors